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Exhibit 10.31

AMENDMENT TO
EMPLOYMENT AGREEMENT

              This Amendment to EMPLOYMENT AGREEMENT (this "Amendment"), is made and entered into as of September 26, 2016 (the "Effective Date") by and between Insmed Incorporated, a Virginia corporation (the "Company"), and Christine A. Pellizzari (the "Executive") (each of the Executive and the Company, a "Party", and collectively, the "Parties").

              WHEREAS, the Executive has been performing services as an employee to the Company pursuant to that certain Employment Agreement between the Company and the Executive dated July 29, 2013 (the "Employment Agreement");

              WHEREAS, the Executive and the Company mutually desire to amend the Employment Agreement to revise the severance terms and amounts payable to Executive in the event the Company terminates her employment other than for "Cause," death or "Disability" (as those terms are defined in the Employment Agreement), or in the event the Executive terminates her employment for Good Reason following a Change in Control, as that term is defined in Section 1(g) of the Employment Agreement; and

              WHEREAS, this Amendment, dated as of Effective Date, between the parties contain the entire agreement between the Executive and the Company and supersedes any and all prior agreements, arrangements and understandings regarding the subject matter contained herein.

              NOW, THEREFORE, in consideration of the premises and agreements set forth herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Company and the Executive hereby agree that, as of the Effective Date of this Amendment, the Employment Agreement shall be amended as follows:

              1.           Section 6(e) is hereby amended and restated in its entirety as follows (changes indicated in bold):

                  (e)    Termination Without Cause or Resignation With Good Reason.    The Company may terminate the Term of Employment without Cause, and the Executive may terminate the Term of Employment for Good Reason, at any time upon written notice. If the Term of Employment is terminated by the Company without Cause (other than due to the Executive's death or Disability) or by the Executive for Good Reason, in either case prior to the date of a Change in Control or more than one year after a Change in Control, the Executive shall be entitled to the following:

                               (i)  The Accrued Obligations, payable as and when those amounts would have been paid had the Term of Employment not ended;

                              (ii)  Any unpaid Bonus in respect to any completed fiscal year that has ended on or prior to the Termination Date, payable within 2 1/2 months following the last day of the month in which the Termination Date occurs;

                            (iii)  The Pro-Rata Bonus, payable within 2 1/2 months following the end of the fiscal year in which the Termination Date occurs;

                             (iv)  Double the Severance Amount, payable in equal installments consistent with the Company's normal payroll schedule over the 12 month period beginning with the first regularly scheduled payroll date that occurs more than 30 days following the Termination Date;

                              (v)  Provided that the Executive timely elects continued coverage under COBRA, the Company will reimburse the Executive for the monthly COBRA cost of continued health and dental coverage of the Executive and his qualified beneficiaries paid by the Executive under the health and dental plans of the Company, less the amount that the Executive would be required to contribute for health and dental coverage if the Executive were an active employee of the Company, for 12 months (or, if less, for the duration that such COBRA coverage is available to Executive); and

                             (vi)  Accelerated vesting, as of the Termination Date, of any stock options that would have otherwise vested within twelve months following the Termination Date.

              2.           Except as modified by this Amendment, all other terms and conditions of the Employment Agreement remain in full force and effect.

              IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Amendment, effective as of the date set forth above.

INSMED INCORPORATED
By:	/s/ WILL LEWIS
	Name:	Will Lewis
	Title:	Chief Executive Officer
/s/ CHRISTINE A. PELLIZZARI Christine A. Pellizzari

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  Exhibit 10.31
AMENDMENT TO EMPLOYMENT AGREEMENT